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                                                    Exhibit 5.3 and Exhibit 23.3


                                                            June 29, 1998


CBS Corporation
51 West 52nd Street
New York, NY  10019


Gentlemen:

Re:      Infinity Broadcasting Corporation Union Employees' 401(k) Plan
         Infinity Broadcasting Corporation Employees' 401(k) Plan
--------------------------------------------------------------------------------

         As Tax Counsel for CBS Corporation, I advise you as follows in connection with the Infinity Broadcasting Corporation Union Employees' 401(k) Plan and the Infinity Broadcasting Corporation Employees' 401(k) Plan:

         (1) By letters dated September 6, 1996, the Internal Revenue Service (IRS) determined that the Infinity Broadcasting Corporation Union Employees' 401(k) Plan and the Infinity Broadcasting Corporation Employees' 401(k) Plan (Plans), as amended through December 29, 1994, met the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (Code).

         (2) Infinity Broadcasting Corporation intends to submit the Plans, as amended subsequent to the September 6, 1996 IRS determination letters, in a timely manner for an IRS determination that the Plans remain in compliance with Section 401(a) of the Code.

         (3) The provisions of the Plans, as subsequently amended since the IRS determination letter, remain in substantial compliance with the requirements of Section 401(a) of the Code. The IRS may, however, require technical or other changes to the provisions of the Plans as a condition for issuing a determination that the Plans, as amended, continue to meet the requirements for qualification under the Code. Assuming that Infinity Broadcasting Corporation approves such changes in a timely manner, the provisions of the Plans as so amended will continue to meet the requirements for qualification under the Code.

         I know that I am referred to in the Registration Statement on Form S-8 relating to CBS Common Stock. I hereby consent to such use of my name in such Registration Statement and to the use of this opinion for filing as Exhibit 5.3 to such Registration Statement.


                                                  Very truly yours,

                                                     /s/ VERNON J. CARPENTER
                                                  ------------------------------
                                                  Vernon J. Carpenter
                                                  Associate General Tax Counsel



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